Exhibit 99.1

For more information:

Catalyst Bancorp, Inc.

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: July 14, 2026

Catalyst Bancorp, Inc. Completes Acquisition of Lakeside Bancshares, Inc.

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (“Catalyst”), the parent company for Catalyst Bank (www.catalystbank.com), announced today the successful completion of the previously announced acquisition of Lakeside Bancshares, Inc. (OTC Markets: “LKSB”) (“Lakeside”) and its wholly-owned subsidiary, Lakeside Bank. An Agreement and Plan of Share Exchange and Merger relating to the acquisition was announced in April 2026.

The acquisition became effective as of July 14, 2026. Lakeside’s shareholders will receive $19.58 per share in cash, or $41.1 million in aggregate.

“Today, thanks to the overwhelming support of Lakeside Bank shareholders, we bring together two organizations with remarkably similar values and a shared belief that community banking is defined by local relationships, sound decision making, and an unwavering commitment to growing the communities we serve,” said Joe Zanco, President and Chief Executive Officer of Catalyst. “By combining our strengths, we are creating a much stronger institution with expanded capabilities while preserving the local connections and personal relationships that have defined both banks.”

Based on data as of March 31, 2026, the acquisition increases Catalyst Bank’s total assets to approximately $620 million with $390 million in loans and $478 million in deposits and expands its presence across Southwest Louisiana with four additional branch locations in Calcasieu Parish.

Catalyst plans to convert the branch and operating systems of the former Lakeside Bank to those of Catalyst Bank in November 2026. As of March 31, 2026, Lakeside Bank had assets of $375.7 million, $229.8 million in loans and $277.6 million in deposits.

Brean Capital, LLC acted as financial advisor to Catalyst and Jones Walker LLP acted as its legal advisor in the transaction. Sheshunoff & Co Investment Banking acted as financial advisor to Lakeside and Fenimore Kay Harrison LLP acted as its legal advisor in the transaction.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $288.5 million in assets at March 31, 2026. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana since 1922. Catalyst Bank offers commercial and retail banking products with a focus on fueling business and improving lives in the communities we serve. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release contains, and the officers and directors of Catalyst and its subsidiary may from time to time make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.

Catalyst cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the mergers involving Catalyst and Lakeside and their subsidiaries, including future financial and operating results; statements about Catalyst’s plans, objectives, expectations and intentions; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the risk that the businesses will not be integrated successfully; (ii) the risk that the cost savings and any other synergies from the mergers may not be fully realized or may take longer to realize than expected; (iii) disruption from the mergers making it more difficult to maintain relationships with customers, employees or vendors; (iv) the diversion of management time on issues related to the mergers; and (v) other factors which Catalyst discusses or refers to in its reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and other subsequent filings with the SEC, which are available on Catalyst’s website or at the SEC’s website at www.sec.gov.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. Any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Catalyst expressly disclaims any obligation to update its forward-looking statements whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Catalyst or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.